UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

September 28, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 12, 2007, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2007 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may then withdraw your proxy and vote in person.

Sincerely,

ROBERT M. THORNTON, JR. President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 12, 2007

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 12, 2007, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of four directors for a term of two years; and

2.	Such other business as may properly come before the meeting or any adjournment thereof.

Holders of the common shares of SunLink of record at the close of business on September 18, 2007, will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet from and to the extent described in the Company’s proxy statement. Internet and telephone voting will conclude on the Sunday prior to the meeting.

Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of SunLink Health Systems, Inc.

/s/ JAMES J. MULLIGAN
James J. Mulligan
Secretary
September 28, 2007

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for the 2007 Annual Meeting of Shareholders and for any adjournment or postponement of the annual meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the annual meeting at 10:00 a.m. local time, on Monday, November 12, 2007, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and invite you to attend in person.

We intend to mail this proxy statement and a proxy card to shareholders starting on or about September 28, 2007.

ABOUT THE MEETING

At our annual meeting, our shareholders will act upon the sole matter outlined in the accompanying notice of meeting, the election of directors. In addition, our management will report on our performance during the 2007 year and respond to questions from shareholders.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson, as directors of the Company for a term of two years.

A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 18, 2007, which is the record date for the annual meeting. On September 18, 2007, we had 7,514,784 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Delivery

Beginning next year, we intend to deliver annual meeting materials electronically; however, you will be able to elect to receive printed copies of such materials. We anticipate polling our shareholders on their delivery preferences later this year. If your shares are currently registered directly in your name with American Stock Transfer & Trust Company, our share registrar and transfer agent, you can affirmatively elect now to receive and access future annual meeting materials electronically by going to the website www.amstock.com and clicking on “Stockholder Services” or by following the instructions provided when voting via the Internet. If your shares of Company stock are held in a brokerage account, please refer to the information provided by your bank, broker or nominee for instructions on how to affirmatively elect now to view future annual meeting materials over the internet.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern time on Sunday, November 11, 2007 for all shares. You may vote in one of the following ways:

By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or, if you are an owner in street name, in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: You can also vote your shares by using the Internet. Your proxy card indicates the website you may access for Internet voting. You may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote on the Internet.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: If you vote your shares now, it will not limit your right to change your vote at the annual meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy (or voting instructions if you hold shares in street name); (3) provide subsequent telephone or internet voting instructions; or (4) vote in person at the meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the shares that are entitled to vote are present at the Meeting, either in person or by proxy.

Votes Required For Proposal: To elect directors the proportion of votes required is a plurality of the votes cast.

Routine And Non-Routine Proposals: American Stock Exchange rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. The election of the 2007 slate of directors is considered a routine item.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposal:

•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Thornton, none of our board members is an employee of the Company. The board limits membership on the audit committee and executive compensation committee (referred to in this proxy statement as the “compensation committee”) to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices and hospitals and their participation in board and board committee meetings.

The board of directors has adopted charters for the standing board committees, resolutions governing the process for identification and nomination of candidates for the board, and the Company’s code of ethics (the SunLink Health Systems, Inc. Code of Conduct) for employees, including our principal executive officer and principal financial officer. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company.

A complete copy of the charters of the board committees, the resolutions governing the process for identification and nomination of candidates for the board and the Code of Conduct for employees may be found on the Company’s website at www.sunlinkhealth.com. Copies of these materials are also available to shareholders without charge upon written request to the Secretary of the Company.

Summary of the Corporate Governance Principles

Independence

A majority of the board of directors is required to consist of independent, non-management directors who meet the criteria for independence required by the American Stock Exchange. Under such rules, a director is independent if he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that as of September 18, 2007, six (6) of the Company’s eight (8) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Hall, and Turner. Mr. Thornton, as a management director, also participates in the board’s activities and provides valuable insights and advice.

The non-management directors meet periodically in executive session without the management director present.

The executive sessions of non-management directors are presided over by the director who is the chairman of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by the chairman or a director elected by a majority of the non-management directors.

Business Combinations

In the event SunLink receives any formal written offer(s) to purchase more than 20% of SunLink’s outstanding common stock, such proposal is required to be evaluated by the board of directors, who may delegate the evaluation of such offer to a committee of the board of directors (which may be its executive committee), so long as such committee is comprised of a majority of independent directors. Such committee may be empowered to retain such legal and financial advisors as it may deem necessary to advise it and the board in respect of such offer(s).

In the event of any proposed business combination involving SunLink, the compensation committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the compensation committee concerning any severance package proposed for any of SunLink’s officers or directors in connection with any proposed business combination, in addition to outstanding contract terms, and the financial effect thereof.

Director Share Ownership

The Company believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) shares of SunLink common stock. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board.

Annual Meeting Attendance

The board of directors encourages all its members to attend the annual meeting of shareholders. In November 2006, all director nominees and all continuing directors were present at the annual meeting of shareholders, except Mr. Mills, who did not become a director until July 2007.

Communications by and with Directors

In connection with the proper discharge of their duties our non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Likewise, in connection with the discharge of their duties, non-management directors as authorized by the board or a committee thereof also have access to Company records and files, and our directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

The board of directors has provided a means by which shareholders, employees or other interested persons may send communications to the board or to individual members of the board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the chairman of the audit committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairman of the audit committee in care of the Company’s Secretary at our headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the chairman of the audit committee in care of the Company’s Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of Technical and Compliance Services at the Company’s headquarters or by telephone at 1-866-244-5952. The Vice President for such services or his designee will refer the concern to the compliance committee, or if appropriate, the chairman of the audit committee who will assure that the matter is properly investigated.

Related Party Transactions

The Company is subject to a variety of prohibitions on, or approval procedures with respect to, related party transactions.

First, the Company is subject to certain American Stock Exchange requirements which require shareholder approval of certain related party transactions.

Second, the Company’s Corporate Code of Conduct prohibits related party transactions which could give rise to a conflict of interest. Related party transaction must be approved by the Company’s compliance committee, or, in the case of a member of the board of directors and/or an executive officer such related party transaction must be approved by the Company’s audit committee.

OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Management and Certain Beneficial Owners

The following table sets forth, as of September 18, 2007 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each nominee for election as a director, by each executive officer, by all executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table.

	Common Shares Beneficially Owned As of September 18, 2007
Name(1)	Number(2)		% of Class(3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	511,590	(4)	6.81

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	102,032	(5)	1.36

Harry R. Alvis Chief Operating Officer	124,800	(6)	1.66

Jerome D. Orth Vice President Technical and Compliance Services	48,216	(7)	*

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	39,612	(8)	*

Steven J. Baileys Director	589,701	(9)	7.85

Karen B. Brenner Director	239,314	(10)	3.18

Gene E. Burleson Director	84,493	(11)	1.12

C. Michael Ford Director	59,750	(12)	*

Michael W. Hall Director	32,850	(12)	*

Howard E. Turner Director	240,187	(12)	3.20

Christopher H. B. Mills Director	1,282,200	(13)	17.06

Berggruen Holdings North America Ltd.	482,740	(14)	6.42

Directors, Nominees and Executive Officers as a Group (12 persons)	3,354,745	(15)	44.64

*	Less than 1%
(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339.
(2)

Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the shares beneficially owned by the named directors and officers are the subject of any pledge agreement or arrangement.

(3)

The percent of our outstanding common stock owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all shares of our common stock underlying stock options and convertible notes that are exercisable as of September 18, 2007, or that will become exercisable within 60 days after that date.

(4)	Includes 145,666 shares that may be acquired upon the exercise of options exercisable within 60 days of September 18, 2007.
(5)	Includes 40,402 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(6)	Includes 88,250 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(7)	Includes 35,234 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(8)	Includes 39,612 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(9)

Includes 24,750 shares that may be acquired under options exercisable within 60 days of September 18, 2007. Also includes 346,249 shares held by Beilihis Investments, LLC, which is a private investment firm. Dr. Baileys is the managing member of Beilihis.

(10)	Includes 24,750 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(11)	Includes 17,250 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(12)	Includes 24,750 shares that may be acquired under options exercisable within 60 days of September 18, 2007.
(13)

Includes aggregate holdings under a joint filing on a Schedule 13D dated December 18, 2006 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company and Axia Value Partners (collectively, “the Group”). The Group as joint filers disclaim the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident North Atlantic is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic is a publicly-held regulated mutual fund. Christopher Harwood Bernard Mills serves as a director of Trident North Atlantic and North Atlantic Value serves as an investment adviser to Trident North Atlantic. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas. Christopher H. B. Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. North Atlantic Smaller Companies Investment Trust (“NASCIT”) is an investment limited liability company organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is PO Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the Common Stock. Christopher H. B. Mills is the Chief Executive Officer of American Opportunity Trust. Christopher H. B. Mills is also a partner of North Atlantic Value.

Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each Group and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
North Atlantic Value	1,282,300		1,282,300		1,282,300	17.1%
Christopher H. B. Mills	1,282,300		1,282,300		1,282,300	17.1%
American Opportunity Trust	302,844		302,844		302,844	4.0%
Trident North Atlantic Fund	239,302		239,302		239,302	3.2%
Trident Holdings	123,670		123,670		123,670	1.6%
High Tor Limited	29,084		105,000		105,000.4%
John W. Gildea	107,800	2,800	105,000	2,800	105,000	1.4%
Gildea Management Company	105,000		105,000		105,000	1.4%
Axia Value Partners	105,000		105,000		105,000	1.4%

(14)

Represents aggregate holdings under a joint filing on Schedule 13G dated January 3, 2007 by Berggruen Holdings North America Ltd., Medici I Investments Corp., Berggruen Holdings Ltd. and Tarragona Trust. Berggruen Holdings North America Ltd., a British Virgin Islands (“BVI”) international business company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, is a direct, wholly-owned subsidiary of Medici I Investments Corp., a BVI company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, which is a direct, wholly-owned subsidiary of Berggruen Holdings Ltd., a BVI international business company (“Berggruen Holdings”) with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York. All of the shares of Berggruen Holdings are owned by Tarragona Trust, a BVI trust (“Tarragona”) with its principal office at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business without the purpose or effect of changing or influencing control of the Issuer.

(15)	Includes 490,164 shares that may be acquired under options exercisable within 60 days of September 18, 2007.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1–Election of Directors

The Company’s board of directors is presently comprised of eight members. One class of directors is normally elected at each annual meeting of shareholders for a term of two years. At the 2007 annual meeting, shareholders will elect four directors who will hold office until the annual meeting of shareholders in 2009. The board of directors has nominated Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson, who are presently directors of the Company, for election to terms of office of two years.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxies for the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the board of directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Identification of Directors

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President, and Chief Executive Officer	1996

Dr. Steven J. Baileys	Director	2000

Michael W. Hall	Director	2001

Gene E. Burleson	Director	2003

Directors Whose Term of Office Expires in 2008:
Karen B. Brenner	Director	1996

C. Michael Ford	Director	1999

Howard E. Turner	Director	1999

Christopher H. B. Mills	Director	2007

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

Robert M. Thornton, Jr., 58, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was the Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton has been a private investor and, since March 1995, Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994.

Dr. Steven J. Baileys, 53, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

Michael W. Hall, 58, is a private investor and was Chairman and Chief Executive Officer of Pyramed Health System, Inc., a healthcare consulting firm, from August 1996 through March 2001. From April 1991 to August 1996, Mr. Hall was Chief Operating Officer and Executive Vice President of Southern Health Management Corporation, a healthcare management company specializing in rural healthcare. Prior to its sale to NetCare Health Systems, Inc., in 1996, Southern Health Management Corporation owned three of SunLink’s seven hospitals.

Gene E. Burleson, 66, is a private investor and was a director of HealthMont Inc., a Tennessee corporation, from its inception in September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as the Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., a diversified provider of long-term and specialty health care services, from February 2000 to June 2002. Mr. Burleson served as the Chief Executive Officer and as a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as

Chairman of the Board of Directors of GranCare, Inc., a provider of long-term and specialty health care services, which subsequently became a part of Mariner Post-Acute Network, Inc., from January 1994 to November 1997, and served as its Chief Executive Officer from December 1990 to February 1997. His previous experience also includes serving as the President and Chief Operating Officer of American Medical International, Inc., an acute-care hospital company and a predecessor to Tenet Healthcare Corporation. Mr. Burleson currently serves as the Chief Executive Officer and Chairman of the Board of Directors for Echo Healthcare Acquisition Corp., a blank check company formed to acquire domestic or international operating businesses in the healthcare industry. Mr. Burleson also serves on the Board of Directors of Prospect Medical Holdings, Inc., a provider of management services to independent physician associations, Deckers Outdoor Corporation, a shoe manufacturer, and various other privately-held companies.

Karen B. Brenner, 55, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000.

C. Michael Ford, 68, has been the owner and Chairman of the Board of Directors of Montpelier Corporation, a venture capital and real estate holding company, since October 1990. Mr. Ford has served as Chief Executive Officer since November 2003 and Chief Financial Officer of Newtown Macon, Inc. from October 2002 to November 2003. Mr. Ford was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000. Mr. Ford served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994.

Howard E. Turner, 65, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he is a member of the firm’s executive committee. Mr. Turner has served as a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company.

Christopher H. B. Mills, 55, is a Director and the Chief Investment Officer of J.O. Hambro Capital Management and has served in such capacity since January 1993. Mr. Mills also serves as the Managing Director/Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Trident North Atlantic, positions he has held since 1998. From 1984 to 1993 Mr. Mills served as a Director of MIM Management Limited.

Board Meetings

The board of directors held 10 meetings and took zero actions by unanimous written consent during fiscal 2007. The board has three (3) standing committees: an executive committee, an audit committee and a compensation committee. During the fiscal year, the Company also had a special committee. All directors attended 75% or more of the meetings of the board and board committees on which they served in our fiscal year ended June 30, 2007.

Committees of the Board of Directors—Overview

Membership On Board Committees

This table lists the four board committees in existence during our last fiscal year, the directors who currently serve on them, or, in the case of the special committee most recently served on it and the number of committee meetings held in the fiscal year ended June 30, 2007:

Name	Audit	Compensation	Executive	Special
Dr. Baileys		•		C
Ms. Brenner	•	C	•
Mr. Burleson		•		•
Mr. Ford	C
Mr. Hall	•			•
Mr. Thornton			C
Mr. Turner			•
Mr. Mills(1)
2007 Meetings	4	2	3	1

C =	Chair
• =	Member
(1) =	Mr. Mills was not appointed to the board of directors until July 11, 2007 and therefore did not serve on any committees during the fiscal year ended June 30, 2007.

Audit Committee

The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing:

•	The integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”);

•	The Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the board have established;

•	The Company’s auditing, accounting and financial reporting processes generally;

•	The independence and performance of the Company’s external auditors;

•	Annually review and reassess the adequacy of the audit committee charter and recommend any proposed changes to the board for approval; and

•	Perform any other activities consistent with the audit committee charter, the Company’s Code of Regulations and governing law as the Committee or the board deem appropriate.

All three members of the audit committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” as defined by SEC regulations adopted in January 2003. Our audit committee charter is attached to this proxy statement as Exhibit A.

Compensation Committee

Composition; Independence; Compensation Committee Interlocks and Insider Participation

As set forth in the table above, our compensation committee currently consists of Karen B. Brenner, Gene E. Burleson and Dr. Steven J. Baileys. The compensation committee is composed entirely of independent members of the board of directors. All three members of the compensation committee are independent, as defined in

Section 121(A) of the American Stock Exchange’s listing standards. At least two members of the compensation committee are also required to qualify as “outside directors” (as such term is defined under Section 162(m) of the Internal Revenue Code and the regulations thereunder) if any award or payment under any compensation or benefit plan administered by the compensation committee would be subject to the deduction limitation under Section 162(m) of the Internal Revenue Code. Each member of the compensation committee qualifies as an outside director for such purpose. Our compensation committee charter is attached to this proxy statement as Appendix B. No member of the committee is a current or former employee or officer of the Company or any of its affiliates.

Compensation Review Process; Management Participation in Compensation Determinations

The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis with the exception of the compensation of our chief executive officer and chief operating officer which currently is set in multi-year employment agreements. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The committee meets at various times during the year, and it also considers and takes action by written consent. The committee chair reports on committee actions and recommendations at board meetings.

Responsibilities

The compensation committee has the power and authority of the board to perform and shall perform the following duties and responsibilities:

•

Develop guidelines and, on an annual basis, review the compensation and performance of the Company’s senior executive officers, review and approve corporate goals relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and objectives, set the chief executive officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•

Make recommendations to the board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of awards to the Company’s officers and other employees and reviewing and approving the granting of awards in accordance with such criteria;

•	Review and approve plans for managerial succession of the Company;

•

Review director compensation levels and practices, and recommend to the board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually review and reassess the adequacy of the Compensation Committee Charter and recommend any proposed changes to the board for approval; and

•	Perform any other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the committee or the board deem appropriate.

Executive Committee

The executive committee is empowered to exercise all of the authority of the board of directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Special Committee

This special committee was organized in 2005 to consider certain proposals to acquire the Company as well as various other strategic alternatives available to the Company. The committees tenure concluded in December 2006 when it recommended that the Company not pursue the offers to purchase the Company, but instead continue to vigorously pursue its business plan emphasizing internal growth and growth through acquisitions.

Nomination Procedures and Shareholder Nominations

The board does not have a nominating committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire board to identify and nominate directors to serve on the Company’s board so long as, pursuant to American Stock Exchange rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the Board, the board shall actively seek individuals qualified to become board members based on business experience, professional expertise, industry experience and geographic representation. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described in Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Shareholders on page 35 of this proxy statement and more particularly, in the Company’s Code of Regulations. The board of directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the board of directors. The board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS FOR FISCAL YEAR 2007

Management Directors

We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

Non-Management Directors

The Company believes that each director should have a personal investment in the Company and each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) shares of SunLink common stock. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board.

The following chart discloses the compensation of each non-management director for the fiscal year ended June 30, 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Totals ($)
Dr. Steven J. Baileys	29,500	N/A	36,025	N/A	N/A	N/A	65,525
Michael W. Hall	43,250	N/A	36,025	N/A	N/A	N/A	79,275
Gene E. Burleson	32,250	N/A	36,025	N/A	N/A	N/A	68,275
Karen B. Brenner	55,000	N/A	36,025	N/A	N/A	N/A	91,025
C. Michael Ford	53,000	N/A	36,025	N/A	N/A	N/A	89,025
Howard E. Turner(4)	29,500	N/A	36,025	N/A	N/A	N/A	65,525
Christopher H. B. Mills(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

Cash Compensation. Each non-employee director receives a quarterly fee of $4,500 for service as a director. In addition, he or she receives $1,500 for attendance in person and $1,000 for attendance by phone at a meeting of the board of directors or of a committee. Members of the audit committee receive $3,000 per quarter and the chairperson of the audit committee receives $6,000 per quarter. Further, the chairperson of the compensation committee receives an additional $3,000 per quarter. We also reimburse customary expenses for attending board, committee and shareholder meetings.

(2)

Equity Compensation. Each non-employee director currently is eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and in the 2005 Equity Incentive Plan. For fiscal 2008 we have awarded equity compensation to non-employee directors in the form of stock options granted under the 2005 Equity Incentive Plan. Such options entitle the holder to purchase 4,857 shares at an exercise price of $8.00 per share. The exercise price of such options exceeded the fair market value of the Company’s common stock as of the date of grant. The closing price of the Company’s common stock as of the date of grant was $6.05. Because such grant is for the 2008 fiscal year, the value of such options is not included in the above table. No further options are anticipated to be granted to non-employee directors for fiscal 2008. With the grant of the September 2008 options, the Company has exhausted the number of shares available for issuance to non-employee directors under its 2005 Equity Incentive Plan. No new shares have been available for issuance under the 2001 Outside Directors Stock Ownership and Stock Option Plan since 2005. Accordingly, the Company anticipates that it will propose a new equity compensation plan for consideration by its shareholders at the 2008 annual meeting.

(3)

Option grants in December 2003, each of the Company’s non-employee directors was granted options to purchase 6,250 shares of the Company’s common stock at an exercise price of $2.90 per share. One-third of such options vest each year, beginning with the date of the grant. Upon adoption of the 2005 Equity Incentive Plan, we awarded each non-employee director options to purchase 5,500 shares, which vested on November 11, 2006.

(4)

Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Mr. Mulligan, a director emeritus and our Secretary, is a partner of the law firm of Mulligan & Mulligan. These firms provided legal services to the Company in the fiscal year ended June 30, 2007 at customary rates and they continue to provide such services to the Company in the fiscal year ending June 30, 2008.

(5)	Mr. Mills was not appointed to the board until July 11, 2007 and therefore no fees were paid nor options granted for his services as a non-employee director during fiscal year 2007.

The following chart discloses certain information with respect to stock awards and option awards held by each non-management director:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Dr. Steven J. Baileys	7,500	—	—	1.50	3/4/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/9/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

Michael W. Hall	7,500	—	—	1.50	3/4/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/9/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

Gene E. Burleson	6,250	—	—	2.90	12/9/2013	N/A	N/A	N/A	N/A
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

Karen B. Brenner	7,500	—	—	1.50	3/4/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/9/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

C. Michael Ford	7,500	—	—	1.50	3/4/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/9/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

Howard E. Turner	7,500	—	—	1.50	3/4/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/9/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	5/15/2017

Christopher H. B. Mills	—	—	—	—	—	N/A	N/A	N/A	N/A

(1)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Outside Directors Stock Ownership and Stock Option Plan and the 2005 Equity Incentive Plan.
(2)	If we grant stock awards in the future we will report the named director holding unvested securities, the vesting date for such securities and the number of securities vesting on the applicable date.

EXECUTIVE OFFICERS

Our executive officers, as of September 18, 2007, their positions with the Company or our subsidiaries and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	58
Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer	48
Harry R. Alvis	Chief Operating Officer	62
Jerome D. Orth	Vice President, Technical and Compliance Services	59
Jack M. Spurr, Jr.	Vice President, Hospital Financial Operations	62
Joseph T. Morris	former Chief Financial Officer	59

All of our executive officers hold office for an indefinite term, subject to the discretion of the board of directors.

Biographical information for our non-director executive officers is set forth below:

Current Executive Officers

Mark J. Stockslager has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 till June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

Harry R. Alvis has been Chief Operating Officer of SunLink Health Systems, Inc. since September 1, 2002, and Senior Vice President of Operations of SunLink Healthcare LLC since February 1, 2001. Mr. Alvis provided turn-around operational consulting services for New American Healthcare Corp. from March 2000 through January 2001. From August 1997 through August 1999, Mr. Alvis was Chief Executive Officer of River Region Health Systems in Vicksburg, Mississippi, a healthcare facility owned by Quorum Health Group, Inc. From August 1995 through August 1997, Mr. Alvis was the Chief Executive Officer of Greenview Hospital in Bowling Green, Kentucky, a healthcare facility owned by Hospital Corporation of America. Mr. Alvis was the Chief Executive Officer of Pinelake Medical Center in Mayfield, Kentucky from November 1987 through August 1995. Pinelake was a healthcare facility owned by HealthTrust, Inc.

Jerome D. Orth has been Vice President, Technical & Compliance Services for the Company since February 1, 2001. From January 1995 through January 2001, Mr. Orth was Vice President of Hospital Financial Operations for ValueMark Healthcare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From February 1987 through October 1994, Mr. Orth held various positions with Hallmark Healthcare Corporation, including Executive Director, Hospital Financial Management and Executive Director, Management Information Systems. Prior to 1987, Mr. Orth spent 12 years in various accounting, third party reimbursement and management positions with Hospital Corporation of America.

Jack M. Spurr, Jr. has been the Vice President, Hospital Financial Operations for the Company since October 1, 2002. From February 1, 2001 until September 30, 2002, Mr. Spurr performed several interim financial roles for the Company. From 1978 to 2000, Mr. Spurr held financial positions with Hospital Corporation of America, Columbia Healthcare, Inc., Quorum Health Group, Inc., HealthTrust, Inc. and National Healthcare Inc.

Former Executive Officers

Joseph T. Morris was the Chief Financial Officer of SunLink Health Systems, Inc. from September 1, 2002, and President and Chief Financial Officer of SunLink Healthcare, LLC (f/k/a SunLink Healthcare Corp.) from February 1, 2001 until November 6, 2006, with his retirement becoming effective on December 31, 2006. Mr. Morris provided turn-around operational and financial consulting services for several healthcare companies, including Cambio Health Solutions and New American Healthcare Corporation, from June 1999 through January 2001. From January 1997 through May 1999, Mr. Morris was Executive Vice President and Chief Financial Officer of ValueMark HealthCare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From August 1993 through December 1996, Mr. Morris was President of Affiliated Health Management, Inc., and from February 1990 to July 1993, was Senior Vice President, Hospital Financial Operations, for Hallmark Healthcare Corporation.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

Objectives and Goals

The objectives of the compensation committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.

•

Simplicity. The committee believes that a compensation package with three major elements of compensation is the simplest approach consistent with the Company’s goals. The Company generally does not utilize any special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles or motor vehicle allowances, permanent lodging or defrayment of the cost of personal entertainment not in connection with business activities.

•

Internal Equity. Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2007, the committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s peer group and the market for executive level personnel for public companies.

•

External Competitiveness. The committee believes it is important to management retention and morale that compensation be competitive with our competitors. That said, the committee has not established any formal comparative goals or comparative percentile rankings. Likewise, the committee looks at not only the relative compensation within the healthcare industry but also at the relative health and profitability of other competitors, including both regional hospital companies as well as a larger group of general healthcare industry companies against whom executive compensation levels may be compared or contrasted.

•

Compensation Consultant. During the latter part of fiscal 2005 the compensation committee retained a compensation consulting firm to review and evaluate the current compensation packages for the three highest paid executives of the Company as compared to those of the executives of other health care companies with comparable revenues. The committee considered the results of such survey as one source of information in formulating 2007 compensation packages and the reasonableness of potential compensation levels. The compensation committee expects to retain a compensation consulting firm to review and evaluate the compensation arrangements for the Company’s executive officers for periods after July 1, 2007.

Major Compensation Components

The principal components of compensation for our executive officers historically have been base salary, short-term incentives, generally in the form of cash bonus programs, and long-term incentives, generally in the form of equity-based awards such as stock awards and stock options. Historically, we have believed that the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.

•

Base salaries. The Company’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position and the expertise and experience of the executive officer. Salary adjustments reflect the compensation committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

During the fiscal year ended June 30, 2007, the CEO, Mr. Thornton, was employed under an employment agreement which provided for an annual base salary of $335,000. The compensation committee, believes, based in part on consultation with a compensation consulting firm at the end of fiscal year 2005, Mr. Thornton’s salary continues to be on the low end of salaries for CEOs of regional hospital management companies and also below that of CEOs for healthcare companies with similar revenues.

•

Short-Term Incentives. The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The Committee has concluded that bonus payments should be based in part on the achievement of specific predetermined financial targets and part discretionary based on the compensation committee’s evaluation of an executive’s performance in specific qualitative areas. We do not disclose specific profit and expense control targets or other specific quantitative or qualitative performance related factors. Such targets and information are intended as a way to allocate risk and reward in incentivising SunLink’s management. Such targets and information are not intended to be predictions or statements of fact on which any person may rely. Likewise, such targets may be subject to change based on subsequent developments or may be dependent on events or assumptions which are, either in whole or in part, beyond the control of the Company or the named officer. However, specific qualitative areas may include profitability, stock price, net income from continuing operations and cost control. We also do not disclose specific targets which are based on other factors or criteria involving confidential trade secrets or confidential commercial or financial information.

Our targets typically have had a threshold which must be achieved before any payments are made and a maximum performance target beyond which no additional bonus amounts will be paid. It is not presumed that thresholds necessarily can be achieved.

The Executive Bonus Plan for the fiscal year ended June 30, 2007 provided that bonuses would be payable based on two factors: (1) the net income of the Company from continuing operations during fiscal 2007 and (2) the achievement of certain unweighted discretionary criteria.

The net income goal was set forth in the budget adopted by the board in June 2006 for the 2007 fiscal year and represented a decrease over the net income from continuing operations for fiscal 2006 due partially to higher depreciation expected in fiscal year 2007. The Company’s net income from continuing operations did not achieve the goal set forth in the 2007 budget. Based on this result and the compensation committee’s evaluation of each executive’s performance against his discretionary criteria, the executive officers of the Company were not paid bonuses for the 2007 fiscal year as reflected in the “Summary Compensation Table” on page 24.

During the fiscal year ended June 30, 2007, Mr. Thornton was granted the opportunity to earn a bonus equal to seventy percent of his 2007 annual salary if certain criteria established by the compensation committee, after consultation with him, were met (a more complete description of Mr. Thornton’s employment agreement is contained on page 28 under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements”). In the opinion of the compensation committee Mr. Thornton’s cash bonus opportunity (which is calculated as a percentage of his salary) is somewhat on the low side for comparable positions for healthcare companies with similar revenues and below the market median for healthcare companies with similar revenues.

Under the Executive Bonus Plan for fiscal 2007, Mr. Thornton’s bonus opportunity for fiscal 2007 was weighted as follows: (1) 50% was based on the Company’s net income from continuing operations for fiscal 2007 and (2) 50% was based on certain un-weighted discretionary criteria. As explained above, the Company did not achieve the net earnings from continuing operations goal set for fiscal 2007 so no bonus was paid to Mr. Thornton based on this factor nor did the compensation committee grant Mr. Thornton a bonus based on the un-weighted discretionary criteria. The un-weighted discretionary criteria chosen to evaluate Mr. Thornton’s performance were the same as in fiscal 2006: (i) maintaining an active acquisition program which capitalizes on suitable opportunities and (ii), maintaining an active program of investor relations and major shareholder contacts. Historically, the compensation committee has considered adjustments where sound business practices favor the implementation of business actions or practices which may have a temporary or short-term negative impact on profitability or expenses or for factors substantially independent of management’s practical control. Examples of historical or potential adjustments include adjustments for “force majeure” type events, such as weather related impacts and changes in government reimbursement levels.

The potential incentive award, as a percentage of base salary, was higher for our principal executive officer reflecting his greater responsibility for and greater ability to influence the achievement of targets.

Mr. Thornton was not awarded any new equity compensation in fiscal 2007. Mr. Thornton previously was granted 38,500 options for Company common stock on November 11, 2005. These options vested one third on November 11, 2006 and will vest one third each on November 11, 2007 and 2008.

The following table sets forth for each named executive officer, the bonus percentage potentially attributable to performance targets and the percentage attributable to the committee’s discretion. The committee has the authority to adjust, waive or reset targets. The following table also sets forth information regarding the annual cash incentive awards made to the named executive officers for 2007:

Short-Term Incentive Plan Participant (Name and Position)	Award Percentage Subject to Objective/ Subjective Criteria (%)	Target Incentive Award as a Percentage of Base Salary (%)(1)	Actual Annual Incentive Award ($)	Actual Annual Incentive Award as a Percentage of Target (%)	Actual Incentive Award as a Percentage of 2007 Base Salary (%)
Robert M. Thornton, Jr., Director, Chairman of the Board of Directors, President and Chief Executive Officer	50/50	35/52.5/70	0	0	0

Mark J. Stockslager, Chief Financial Officer and Principal Accounting Officer	50/50	20/30/40	0	0	0

Harry R. Alvis, Chief Operating Officer	50/50	30/45/60	0	0	0

Jerome D. Orth, Vice President, Technical and Compliance Services	50/50	20/30/40	0	0	0

Jack M. Spurr, Jr., Vice President, Hospital Financial Operations	50/50	20/30/40	0	0	0

Joseph T. Morris, former Chief Financial Officer	50/50	30/45/60	0	0	0’

(1)      The numbers represent the Threshold, Target and Maximum incentive award as a percentage of base salary based on the Company’s net income from continuing operations for fiscal year 2007 and the un-weighted discretionary criteria.

•

Long-Term Incentives. While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders. Historically, the compensation committee has not utilized any percentage or relative measure of valuation to establish any relationship or allocation between total cash and non-cash compensation.

•

Types of Equity Awards and Criteria for Award Type Selection. The Company currently uses, as it has for many years, stock options to align their interests with those of our shareholders. Options are intended to provide strong incentives for superior long-term performance. On November 7, 2005, Company shareholders adopted the 2005 Equity Incentive Plan. In the future, the compensation committee may, at its discretion, grant awards to executive officers through this plan.

•

Criteria for Award Amounts. In considering whether to grant equity incentives for fiscal 2007, the committee looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining the size of equity awards, the committee assesses the current value of previous awards; however, it has not historically given any weight to accumulated wealth in evaluating whether future awards are merited. The committee also evaluated equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis), historical levels of the Company’s equity incentives, the extent to which value under the award was subject to risk, whether the award vehicle has intrinsic value and the need to motivate and retain persons eligible to participate under the Company’s plans.

•

Vesting and Holding Periods for Equity Incentive Compensation. As a means to encourage long-term thinking and encourage continued employment with us, the Company’s equity awards historically have been subject to a multi-year vesting period. Grants of stock options shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The committee anticipates that future awards will be subject to multi-year vesting, most likely over three year periods; although vesting and holding periods my be examined as part of a planned compensation review. Currently, the Company does not impose minimum equity ownership requirements for equity compensation awarded to its executive officers, nor does it require any continued ownership of the securities issued pursuant to such awards after vesting. Historically, the Company’s executive officers have held substantially all shares acquired by exercise of options, although there can be no assurance that they will continue to do so in the future. Because there is no mandatory holding policy, executive officers may sell shares issuable upon the exercise of options for any reason, including to pay tax liabilities, and persons who cease to be executive officers may elect to sell some or all of their holdings.

Equity Awards in 2007

In 2007, no stock options and no shares of restricted stock were granted to the executive officers of the Company.

Equity Award Timing

Our current policy with respect to annual equity awards to key employees, including our executive officers (but excluding grants to newly hired employees) is that equity awards occur at the time of the board of directors meeting to be effective as of a specified date no sooner than 48 hours after earnings are released.

Use of Employment and Severance Agreements

In the past, the committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Currently, Messrs. Thornton and Alvis are employed pursuant to employment contracts, while Messrs. Stockslager, Orth and Spurr are employed pursuant to employment letters. Messrs. Thornton, Alvis and Stockslager’s agreements include severance benefits (“severance benefits”). Compensation criteria for officers employed pursuant to an employment agreement may be more difficult to adjust on an annual basis. The Company’s severance benefits with Messrs. Thornton, Alvis and Stockslager take effect with severance in connection with a “change of control” and for severance other than for death, disability or cause. We have designed these severance benefits to help keep employees focused on their jobs, especially during the uncertainty that accompanies a change of control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent. For more information on employment or severance contracts please refer to Employment Agreements and Change of Control Arrangements beginning on page 28 of these proxy materials.

Change of Control Compensation

Provisions for additional or continued compensation in connection with a change of control of the Company are located in two areas: in, as discussed above, the Company’s employment agreements with Messrs. Thornton,

Alvis and Stockslager; as well as, more generally, in the Company’s equity incentive plans and/or award agreements thereunder, whereby the committee administering such plans and awards has the power to accelerate the vesting of such awards upon a change of control or where such plans or awards provide for automatic vesting in the event of such change, whether merely upon the occurrence of such event or upon the occurrence of such event and an adverse occurrence for the participant, such as termination of employment.

The Change of Control provisions set forth in the Company’s employment agreements employ several approaches to cause a triggering event. Change of Control benefits are payable in the ordinary course upon the occurrence of the event. Payment of benefits is not restricted only to situations involving the involuntary termination of the officer afforded such Change of Control protection. Instead, benefits are payable not only in the case of involuntary terminations but also where the executive, in connection with or within one year of the transaction, elects to terminate his employment. The committee believes this approach helps to ensure the continued availability of the services of the executive during the times of uncertainty inherent with any change of control, including especially in the post event period under new ownership and/or management, while at the same time limiting windfall benefits by making the benefits payable only after a termination of employment. By providing post-event coverage, the executive is encouraged to remain in the employ of the Company without the need to be concerned about a post-event restructuring which may result in a material diminishment of the executive’s duties or post-event management or ownership with respect to which the executive may have concerns or reservations.

In connection with providing severance benefits to the Company’s other executive officers, the committee has evaluated, and expects to continue to examine, the amounts which could be realized by persons granted such rights upon a Change of Control.

Recapture and Forfeiture Policies

Historically the Company has not had formal policies with respect to the adjustment or recapture of performance based awards where the financial measures on which such awards are based, or to be based, are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The committee does not believe that repayment should be required where the Plan participant has acted in good faith and the errors are not attributable to the participants gross negligence or willful misconduct. In such later situations, the committee believes the Company has or will have available negotiated or legal remedies. However, the committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received and the clarity of accounting requirements lending to any restatement in fixing of future compensation.

Deductibility of Compensation and Related Tax Considerations

As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”; (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s stockholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation has not been a condition to any compensation decision. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m). However, due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.

The compensation committee will continue to consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives. We fully expect the majority of future stock awards will be excludable from the Section 162(m) $1 million limit on deductibility, since vesting of any such awards will likely be tied to performance-based criteria, or be part of compensation packages which are less than $1 million. Nonetheless, the compensation committee believes that in certain circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Accordingly, it may award compensation in excess of the deductibility limit, with or without requiring a detailed analysis of the estimated tax cost of non-deductible awards to the Company. Given our dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, the compensation committee believes it is important to retain the flexibility to design compensation programs consistent with its compensation philosophy for the Company, even if some executive compensation is not fully deductible.

•

Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain stockholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Future Executive Compensation

The compensation committee has not yet set executive compensation for fiscal 2008 other than base salaries. The committee is currently reviewing the Company’s executive compensation arrangements in light of the Company’s performance and the current healthcare environment. The committee expects to engage the services of a compensation consultant in connection with such review and expects to establish fiscal 2008 short and long term incentive arrangements for the Company’s executive officers.

Chief Executive Officer Compensation

The compensation policies described above apply equally to the compensation of the Chief Executive Officer.

Committee Conclusions

Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s executive officers with those of shareholders. The committee believes that SunLink’s 2007 compensation program met these objectives. Likewise, based on our review, the committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s named executive officers in the aggregate to be reasonable and not excessive.

Compensation Committee Report

The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis and discussion with the compensation committee, the Company’s Chief Executive Officer and Chief Financial Officer have approved the inclusion of the Compensation Disclosure and Analysis in this proxy statement.

Authorization

This report has been submitted by the compensation committee:

Karen B. Brenner (Chair)	Dr. Steven J. Baileys	Gene E. Burleson

OTHER EXECUTIVE COMPENSATION INFORMATION

The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and Chief Financial Officer whose compensation exceeds $100,000 per year (if any) and the compensation of a former executive officer required to be reported by applicable SEC rules (collectively, the “named executive officers”), for the fiscal year ended June 30, 2007.

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal year ended June 30, 2007 to the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)		Total ($)
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2007	$335,000	—	—	—	—	—	$10,669	(2)	$345,669

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	2007	$114,338	—	—	—	—	—	$11,293	(3)	$125,631

Harry R. Alvis Chief Operating Officer	2007	$244,000	—	—	—	—	—	$10,669	(2)	$254,669

Jerome D. Orth Vice President, Technological and Compliance Services	2007	$154,500	—	—	—	—	—	$10,922	(4)	$165,422

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	2007	$155,000	—	—	—	—	—	$12,236	(5)	$167,236

Joseph T. Morris former Chief Financial Officer	2007	$245,000	—	—	—	—	—	$5,657		$250,657

(1)	All other compensation consists of medical, dental, life and long-term disability insurance premiums paid over what is generally available to all employees and 401K contributions made by the Company.
(2)	Includes $10,009 in insurance premium payments.
(3)	Includes $10,857 in insurance premium payments.
(4)	Includes $10,332 in insurance premium payments.
(5)	Includes $11,846 in insurance premium payments.

GRANTS OF PLAN BASED AWARDS IN LAST FISCAL YEAR

The following table shows information about plan based awards during fiscal 2007 for the named executive officers.

Grants of Plan-Based Awards

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)
Robert M. Thornton, Jr.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Harry R. Alvis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jerome D. Orth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jack M. Spurr, Jr.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Joseph T. Morris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The Company did not grant any awards during Fiscal Year 2007. For fiscal 2008 we have awarded equity compensation to our named executive officers in the form of stock options granted under the 2005 Equity Incentive Plan. Such options entitle Mr. Thornton to purchase 70,000 shares, Mr. Stockslager to purchase 20,000 shares, Mr. Alvis to purchase 40,000 shares, Mr. Orth to purchase 2,000 shares and Mr. Spurr to purchase 8,000 shares at an exercise price of $8.00 per share. One-third of such options will vest each year beginning on September 23, 2008. The exercise price of such options exceeded the fair market value of the Company’s common stock on September 24, 2007, the date of grant. The closing price of the Company’s common stock as of the date of grant was $6.25. Because such grant is for the 2008 fiscal year, the value of such options is not included in the above table.

(2)

The Company has not granted any awards under equity incentive plans the vesting of which is contingent upon the achievement of any performance based criteria. Vesting of Company awards is generally based on continued service and the passage of time, subject to acceleration upon the occurrence of various events.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under the Company’s existing equity compensation plans as of June 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Robert M. Thornton, Jr.	40,000	—	—	$1.50	3/4/2008	—	—	—	—
	40,000	—	—	$1.50	3/4/2009	—	—	—	—
	40,000	—	—	$1.50	3/4/2010	—	—	—	—
	12,833	25,667	—	$9.63	11/10/2010	—	—	—	—

Mark J. Stockslager	11,250	—	—	$1.50	3/4/2008	—	—	—	—
	11,250	—	—	$1.50	3/4/2009	—	—	—	—
	11,250	—	—	$1.50	3/3/2010	—	—	—	—
	250	—	—	$3.00	8/24/2008	—	—	—	—
	250	—	—	$3.00	8/24/2009	—	—	—	—
	250	—	—	$3.00	8/24/2010	—	—	—	—
	250		—	$3.00	8/24/2011	—	—	—	—
	1,884	5,652	—	$9.63	11/10/2010	—	—	—	—

Harry R. Alvis	18,750	—	—	$1.50	3/4/2008	—	—	—	—
	18,750	—	—	$1.50	3/4/2009	—	—	—	—
	18,750	—	—	$1.50	3/3/2010	—	—	—	—
	1,750	—	—	$3.00	8/24/2008	—	—	—	—
	1,750	—	—	$3.00	8/24/2009	—	—	—	—
	1,750	—	—	$3.00	8/24/2010	—	—	—	—
	1,750		—	$3.00	8/24/2011	—	—	—	—
	6,667	6,666	—	$6.57	2/17/2010	—	—	—	—
	6,667		—	$6.57	2/17/2010	—	—	—	—
	5,833	11,667		$9.63	11/10/2010

Jerome D. Orth	10,000	—	—	$1.50	3/4/2008	—	—	—	—
	10,000	—	—	$1.50	3/4/2009	—	—	—	—
	10,000	—	—	$1.50	3/3/2010	—	—	—	—
	250	—	—	$3.00	8/24/2008	—	—	—	—
	250	—	—	$3.00	8/24/2009	—	—	—	—
	250	—	—	$3.00	8/24/2010	—	—	—	—
	250		—	$3.00	8/24/2011	—	—	—	—
	2,117	6,351	—	$9.63	11/10/2010	—	—	—	—

Jack M. Spurr, Jr.	6,250			2.50	1/26/2009	—	—	—	—
	6,250			2.50	6/26/2009	—	—	—	—
	6,250			2.50	6/26/2011	—	—	—	—
	6,250			2.50	6/26/2012	—	—	—	—
	5,000			6.57	2/17/2010	—	—	—	—
	5,000			6.57	2/17/2010	—	—	—	—
		5,000		6.57	2/17/2010	—	—	—	—
	2,306	6,918		9.63	11/10/2010	—	—	—	—

Joseph T. Morris	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—

(1)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Long-Term Stock Option Plan and the 2005 Equity Incentive Plan.
(2)

If we grant stock awards in the future we will report the identity of the named executive officers holding unvested securities, the vesting date for such securities and the number of securities vesting on the applicable date.

Options Exercised and Stock Vested

The following table provides information with respect to common shares which were issued upon exercise between July 1, 2006 and June 30, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Thornton, Jr.	40,000	358,000	—	—
Mark J. Stockslager	11,250	63,000	—	—
Harry R. Alvis	18,750	102,750	—	—
Jerome D. Orth	10,000	54,800	—	—
Jack M. Spurr, Jr.	—	—	—	—
Joseph T. Morris	95,000	524,940	—	—

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the American Stock Exchange at exercise.

Long-Term Incentive Plan Awards

The Company did not grant any awards to named executive officers during the fiscal year ended June 30, 2007 under any long-term incentive plan, as defined under applicable SEC Rules.

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $159.94 and $601.24, respectively.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert M. Thornton, Jr.	KRUG International Corp. Retirement Plan	2	15,339	—

Mark J. Stockslager	KRUG International Corp. Retirement Plan	8	32,340	—

Harry R. Alvis	N/A	N/A	N/A	N/A

Jerome D. Orth	N/A	N/A	N/A	N/A

Jack M. Spurr, Jr.	N/A	N/A	N/A	N/A

Joseph T. Morris	N/A	N/A	N/A	N/A

Nonqualified Deferred Compensation

The Company does not generally offer nonqualified deferred compensation to its officers, and none of its named executive officers currently participate or have participated in any nonqualified deferred compensation plan during the past fiscal year.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Employment Agreements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an Employment Agreement effective July 1, 2005, as amended to date, for a term ending June 30, 2008 with automatic renewal periods of eighteen months. Mr. Thornton’s current Employment Agreement provides for a base salary at a rate of not less than $335,000 per annum effective July 1, 2005 and thereafter plus any increases that may be granted at least annually by the Company. Mr. Thornton will be eligible to participate in the Company’s 2005 Equity Incentive Plan if the board decides to grant him additional options. Mr. Thornton is also eligible to receive an annual bonus of up to seventy percent of his annual base salary if certain criteria established by the compensation committee (in consultation with him) are met. Mr. Thornton is eligible to participate in the Company’s medical, dental, life and disability programs.

Mr. Thornton’s Employment Agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated for death, disability or cause, he is entitled to the accrued compensation under the Agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated other than for death, disability or cause, he shall receive severance payments equal to thirty months salary, a pro rata portion of any annual bonus for which goals have been proportionately met and continuation of certain benefits for and during the thirty months following termination.

Mark J. Stockslager. Mr. Stockslager, Chief Financial Officer, is currently employed by the Company under the terms of an Employment Letter effective January 1, 2001. Mr. Stockslager’s current Employment Letter provides for a salary of $7,333 per month or $88,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Stockslager’s salary is $12,500 per month or $150,000 on an annualized basis. Additionally, Mr. Stockslager is also eligible to receive an annual bonus of up to forty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Stockslager is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs. Mr. Stockslager will be entitled to severance pay by continuation of his base salary for nine months if he is terminated other than for cause, as determined by the board of directors in its sole discretion.

Harry R. Alvis. Mr. Alvis, Chief Operating Officer, is currently employed by the Company under the terms of an Employment Agreement effective July 1, 2005, as amended to date for a term ending June 30, 2007 with an automatic renewal period of twelve months. Mr. Alvis’ Employment Agreement provides for a salary of not less than $244,000 per annum effective July 1, 2005 and thereafter, plus any increases that may be granted at least annually by the Company. Under his Employment Agreement, Mr. Alvis will be eligible to participate in the Company’s 2005 Equity Incentive Plan if the board decides to grant him additional options under this Plan. Mr. Alvis is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Alvis is also eligible to participate in the Company’s medical, dental, life and disability programs.

Mr. Alvis’ Employment Agreement also provides for severance payments in the event Mr. Alvis ceases to be employed by the Company. If Mr. Alvis is terminated for death, disability or cause, he is entitled to the accrued compensation under the Agreement, including a pro rata share of any annual bonus. If Mr. Alvis is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to fifteen months salary, a pro rata portion of any annual bonus for which goals have been proportionately met and continuation of certain benefits for and during 60 days following termination.

Jerome D. Orth. Mr. Orth, Vice President, Technical and Compliance Services, is currently employed by the Company under the terms of an Employment Letter effective February 1, 2001. Mr. Orth’s current Employment Letter provides for a salary of $10,833 per month or $130,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Orth’s salary is $12,875 per month or $154,500 on an annualized basis. Additionally, Mr. Orth is eligible to receive an annual bonus of up to forty percent of his base salary if certain criteria established by the compensation committee are met. Mr. Orth is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs.

Jack M. Spurr, Jr. Mr. Spurr, Vice President, Hospital Financial Operations, is currently employed by the Company under the terms of an Employment Letter effective October 1, 2002. Mr. Spurr’s current Employment Letter provides for a salary of $8,333 per month or $100,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Spurr’s salary is $12,604 per month or $155,000 on an annualized basis. Additionally, Mr. Spurr is eligible to receive an annual bonus of up to forty percent of his base salary if certain criteria established by the compensation committee are met. Ms. Spurr is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs.

Change in Control Arrangements

A “Change in Control” will be deemed to have occurred in the event that any of the following events shall have occurred:

•

Any Person, or Persons acting together that would constitute a “group”, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 40% or more of the total voting power of all classes of Voting Stock of the Company, except an acquisition by (i) an employee benefit plan maintained by the Company or another corporation controlled directly or indirectly by the Company; (ii) the Company or any Subsidiary; (iii) Executive or any Person controlled by an Executive, under common control with Executive or acting in concert with Executive; or (iv) any Person in connection with a non-control transaction;

•

The individuals who, as of the date of the agreement, are members of the board (the “incumbent board”) cease for any reason to constitute at least two-thirds of the board; provided, however, that if the election, or nomination for election by that company’s stockholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall, for purposes of Change in Control, be considered as a member of the incumbent board; provided, further, however, that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a “proxy contest”) including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest;

•	Approval by stockholders of SunLink of a merger, consolidation or reorganization involving the Company, unless

•

the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “surviving corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, and

•

the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation; or

•	If the executive’s employment is terminated prior to a Change in Control and the executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “third party”) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes, the date of a Change in Control with respect to the executive shall mean the date immediately prior to the date of such termination of the executive’s employment.

Upon a change of control of the Company (as defined), if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change of control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for twenty-four months following termination; and (d) full vesting of any then unvested stock options.

Upon a change in control of the Company, if Mr. Alvis’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) fifteen months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for ninety days following termination; and (d) full vesting of any then unvested stock options.

The following table sets forth certain potential benefits which would have been realized in connection with a Change of Control and termination of employment for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers assuming the Change of Control and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $		Total Change in Control Benefits $
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	837,500	0	7,054	0	(5)	844,554

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	150,000	N/A	N/A	N/A		150,000

Harry R. Alvis Chief Operating Officer	305,000	0	6,046	0	(6)	311,046

Jerome D. Orth Vice President, Technological and Compliance Services	N/A	N/A	N/A	N/A		N/A

Jack M. Spurr Vice President, Hospital Financial Operations	N/A	N/A	N/A	N/A		N/A

Joseph T. Morris(7) former Chief Financial Officer	244,000	N/A	N/A	N/A		244,000

(1)	The continued base salary benefit is to be paid in the ordinary course over the applicable period.
(2)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)

Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.
(4)

Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common stock at June 30, 2007. All acceleratable options had an exercise price in excess of the market value of the Company’s common stock at June 30, 2007.

(5)	25,667 Equity Awards with an exercise price of $9.63 and the closing price on June 30, 2007 was $6.32 resulting in a loss of $84,957.
(6)	11,667 Equity Awards with an exercise price of $9.63, 6,666 Equity Awards with an exercise price of $6.57 and the closing price on June 30, 2007 was $6.32 resulting in a loss of $40,284.
(7)	Mr. Morris’ employment with the Company terminated on December 31, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry, Bekaert & Holland, L.L.P. was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2007 and is expected to continue to provide audit services to the Company for fiscal 2008. It is anticipated that representatives of Cherry, Bekaert & Holland, L.L.P. will be present at the annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The board of directors of the Company annually appoints the independent registered public accounting firm for the Company after receiving the recommendation of its audit committee.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of the American Stock Exchange. The audit committee has three members, each of whom is independent under the applicable rules of the American Stock Exchange. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Mr. Ford has been identified as “Audit Committee Financial Experts”.

The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2007, with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under Standards of the Public Company Accounting Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Accounting Standards 90 (Audit and other Communications) as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee met four times during the 2007 fiscal year. In addition, the members of the committee reviewed, and the chairman of the committee discussed with management and the Company’s independent auditors, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2007 Annual Report, the audit committee met with the Company’s independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting.

The fees paid to the Company’s auditors, Cherry, Bekaert & Holland, L.L.P., as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in this proxy statement.

As a result of the reviews and discussions with management and Cherry, Bekaert & Holland, L.L.P. referred to above, the audit committee recommended to the board and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the Securities and Exchange Commission.

This report has been submitted by the audit committee:

C. Michael Ford (Chair)	Karen B. Brenner	Michael W. Hall

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933.

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firms

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry, Bekaert & Holland, L.L.P. are subject to the specific pre-approval of the audit committee. All audit and permitted non-audit services to be performed by Cherry, Bekaert & Holland, L.L.P. require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The procedures require all proposed engagements of Cherry, Bekaert & Holland, L.L.P. for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the audit committee prior to the beginning of any services.

In fiscal 2007, 100% of the audit fees, audit related fees and tax fees paid to Cherry Bekaert & Holland, L.L.P. were approved either by the audit committee or its designee. The audit committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to the Company for such services during the fiscal years ended June 30, 2007 and 2006 by SunLink’s independent registered public accounting firm, Cherry, Bekaert & Holland, L.L.P. and its former independent registered accounting firm Deloitte & Touche, LLP. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert & Holland, L.L.P.	Fiscal 2007	Fiscal 2006
Audit Fees	$157,000	$150,000
Audit Related Fees	$9,710	$11,188
Tax Fees	$113,313	$53,085
All Other Fees	$0	$0

Services Rendered by Deloitte & Touche, LLP	Fiscal 2007	Fiscal 2006
Audit Fees	$0	$0
Audit Related Fees	$15,601	$18,560
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory audits, filings or engagements and other attest services and the issuance of comfort letters and consents.

Audit-Related Fees

Audit-related fees may include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. in each of the last two fiscal years include fees for professional services rendered for tax compliance, including assisting the Company with tax audits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from July 1, 2006 through June 30, 2007 have been met, except that Mr. Burleson filed one Form 4 late.

OTHER BUSINESS

The board and our management have not received notice of, and are not aware of, any business to come before the annual meeting other than the items we refer to in this Proxy Statement. The board of directors currently does not intend to present any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2008 annual meeting of stockholders during the month of November. Any proposal of a shareholder intended to be presented at the 2008 annual meeting of shareholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than May 31, 2008, 120 days before the anniversary of the date of this proxy statement. If any proposal is submitted after that date, we are not required to include it in our proxy materials. Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 50 days nor more than 75 days before the first anniversary of the prior year’s meeting. Assuming that our 2007 Annual Meeting is held on schedule, we must receive notice pertaining to the 2008 Annual Meeting no earlier than August 30, 2008 and no later than September 24, 2008. However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors which is on less than sixty days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2007 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2007 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT, SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

OTHER MATTERS

Admission To Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only shareholders as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of annual meeting of shareholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States, or to vote their shares via telephone or the Internet. Your cooperation will be appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications on the proxy.

APPENDIX A

SUNLINK HEALTH SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

(ADOPTED ON SEPTEMBER 20, 2004)

I. PURPOSE

The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”); the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the board have established; the Company’s auditing, accounting and financial reporting processes generally; and the independence and performance of the Company’s external auditors.

II. COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, who shall meet the independence and audit committee composition requirements under any rules and regulations of the American Stock Exchange, Section 121A and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, as in effect from time to time. Each Audit Committee member shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement and shall have working familiarity with basic finance and accounting practices. The Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication satisfying the applicable requirements of the American Stock Exchange, the Exchange Act and the rules and regulations of the SEC.

The members of the Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with the management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either group believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party that reviews, appraises and provides recommendations on the Company’s financial reporting process and internal control system.

•

Take direct responsibility for the appointment of, compensation of, retention of, and oversight of the work of, the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•

Review and appraise the audit efforts of the Company’s independent auditors (who shall report directly to the Audit Committee), engage or dismiss the independent auditors as is considered appropriate and pre-approve any significant non-audit relationship with the Company’s independent auditors (approval of any such non-audit relationship must be disclosed in the Company’s periodic reports).

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the board of directors.

•	Review the Company’s compliance program and report and provide any recommendations to the board of directors on such program.

•	Report to the board of directors the results of the Audit Committee’s work.

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

•

Review the Company’s annual consolidated financial statements and other financial information submitted to the SEC or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•

Review with financial management and the independent auditors: (i) the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to filing, (ii) earnings announcements prior to release (if practicable) and (iii) the results of the review of such information by the independent auditors.

•	Consult with the independent auditors concerning the Company’s critical accounting policies and any off-balance sheet financing arrangements.

•	Determine what senior members will be assigned to the audit staff and be comfortable with their professionalism.

•	Approve fees and other compensation to be paid to the independent auditors.

•

On an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors’ independence, and receive and review the independent auditors’ annual letter to the Company delineating all relationships between the auditor and the Company.

•	Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	Discuss with the independent auditors whether their audit scope is adequate considering the Company does not have an internal audit staff and program.

•	On at least an annual basis, review the Company’s audit committee charter and make any necessary updates and revisions when appropriate.

Financial Reporting Processes

•	Consult with the independent auditors and review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•

Discuss with the independent auditors any alternative accounting treatment within generally accepted accounting principles of financial information identified by the independent auditors that has been discussed with management, the ramifications of the alternative treatment and the treatment preferred by the auditors.

•

Following completion of the annual audit, review separately with each of the management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

•	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.

Related Party and Legal Compliance

•	Evaluate identified related party transactions entered into by the Company.

•	Determine that all stock option plans are approved by stockholders.

•	Establish rules for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters.

•

Review with the independent auditors and/or other appropriate Company personnel, the results of their review of the Company’s compliance with its code of conduct, and endeavor to ensure that management has a proper review system in place so that the Company’s financial statements, reports and other financial information satisfy legal requirements.

•	Review processes and policies of the Company designed to ensure compliance with applicable laws and regulations and endeavor to ensure that the Company’s compliance efforts are effective.

•	Review with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

•	Review with the Company’s legal counsel, any legal matter that reasonably would be expected to have a significant impact on the organization’s financial statements.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee deems necessary or appropriate or the board may request in writing.

V. EXPENSES

The Company shall provide the Audit Committee adequate funds to achieve its purpose, including any funding the Audit Committee reasonably deems appropriate, to engage the independent auditors, independent counsel or other advisers as it determines necessary to carry out its duties.

VI. LIMITATIONS ON RESPONSIBILITIES AND DUTIES

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee do not represent themselves to be or to serve as, accountants or auditors by profession.

Therefore, the Audit Committee expects to and will rely, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Further, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

APPENDIX B

SUNLINK HEALTH SYSTEMS, INC.

COMPENSATION COMMITTEE CHARTER

(ADOPTED ON SEPTEMBER 20, 2004)

I. PURPOSE

The primary purpose of the Compensation Committee of the board of directors is: (i) to assist the board in discharging its responsibilities with respect to compensation of the Company’s executive officers; (ii) to produce a report on executive compensation for inclusion in the Company’s annual proxy statement; (iii) to provide recommendations regarding management successors; and (iv) to administer the Company’s stock option and other incentive plans (in the absence of a separate Stock Option Committee).

II. ORGANIZATION

The Compensation Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the American Stock Exchange and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

Committee members shall be elected by resolution of the board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full board if it elects to do so. Alternatively, if the board does not designate a chairperson, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee’s chairperson shall (i) chair all meetings of the Committee; (ii) coordinate the evaluation of the performance of the Chief Executive Officer; and (iii) perform other activities requested by the other directors or as circumstances dictate.

III. STRUCTURE AND MEETINGS

The chairperson of the Compensation Committee will preside at each Committee meeting and, in consultation with the other Committee members, shall set the frequency of meetings and the agenda for each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the applicable meeting.

The Committee shall inform the board of the actions taken or issues discussed at its meetings at the next meeting of the full board following a committee meeting.

IV. GOALS AND RESPONSIBILITIES

The Compensation Committee shall have the power and authority of the board to perform and shall perform the following duties and responsibilities:

A.	develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

B-1

B.	make recommendations to the board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of options to the Company’s officers and other employees and reviewing and approving the granting of options in accordance with such criteria;

C.	review and approve plans for managerial succession of the Company;

D.	review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

E.	annually review and reassess the adequacy of this Charter and recommend any proposed changes to the board for approval; and

F.	perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the board deem appropriate.

V. COMMITTEE RESOURCES

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, consulting and other advisors. The Committee shall determine the extent of funding necessary for the payment of fees to any consultant retained to advise the Committee.

The Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the development and/or analysis of the Company’s compensation philosophy, or the evaluation of a director, the Chief Executive Officer or other senior executive and shall have sole authority to approve such firm’s fees and other retention terms.

VI. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website.

B-2

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

AMEX: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-776-9437, 24 hours a day, 7 days a week. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 pm Eastern Standard Time, November 11, 2007.	Visit the Internet voting website at http://www.voteproxy.com. Have your proxy card available when you access the web page. shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 pm. Eastern Standard Time, November 11, 2007.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	COMPANY NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

1.     To elect four (4) directors to the Board of Directors to serve for a term of two years and until their successors are elected and qualified.

(1) Robert M. Thornton, Jr.

(2) Dr. Steven J. Baileys

(3) Michael W. Hall, and

(4) Gene E. Burleson

INSTRUCTION: For the slate, except to withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

_________________________

_________________________

_________________________

_________________________

For All Nominees ☐	Withhold All Nominees ☐

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and Karen B. Brenner and any of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 12, 2007, at 10:00 am Eastern Time at the Renaissance Waverly Hotel, 2450 Cobb Parkway S.W., Atlanta, Georgia 30339, and any adjournments or postponements thereof:

(To be signed, dated, and voted on reverse side.)